EXHIBIT 4.4


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                                CREDIT AGREEMENT

                                      among

                           E.W. BLANCH HOLDINGS, INC.
                                  as Borrower,

                                NATIONSBANK, N.A.
                                    as Agent,

                                       and
              The Several Lenders From Time to Time Parties Hereto

                          Dated as of November 3, 1998



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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I Definitions..........................................................1
     Section 1.1   Definitions.................................................1
     Section 1.2   Other Definitional Provisions..............................14
     Section 1.3   Accounting Terms and Determination.........................14
     Section 1.4   Time of Day................................................15

ARTICLE II Revolving Credit Facility..........................................15
     Section 2.1   Commitments................................................15
     Section 2.2   Notes......................................................15
     Section 2.3   Repayment of Revolving Loans...............................15
     Section 2.4   Use of Proceeds............................................15
     Section 2.5   Reduction or Termination of Commitments....................15
     Section 2.6   Increase in Commitment.....................................16
     Section 2.7   Letters of Credit..........................................18
     Section 2.8   Swingline Loans............................................20

ARTICLE III Interest and Fees.................................................22
     Section 3.1   Interest Rate..............................................22
     Section 3.2   Determinations of Applicable Margin and Revolving
                    Commitment Fee............................................22
     Section 3.3   Payment Dates..............................................23
     Section 3.4   Default Interest...........................................23
     Section 3.5   Conversions and Continuations of Loans.....................23
     Section 3.6   Computations...............................................24
     Section 3.7   Revolving Commitment Fee...................................24
     Section 3.8   Syndication Fee............................................24

ARTICLE IV Administrative Matters.............................................24
     Section 4.1   Borrowing Procedure........................................24
     Section 4.2   Minimum Amounts............................................25
     Section 4.3   Certain Notices............................................25
     Section 4.4   Prepayments................................................26
     Section 4.5   Method of Payment..........................................26
     Section 4.6   Pro Rata Treatment.........................................26
     Section 4.7   Sharing of Payments........................................27
     Section 4.8   Non-Receipt of Funds by the Agent..........................27
     Section 4.9   Participation Obligations Absolute; Failure to Fund
                    Participation.............................................27

ARTICLE V Change in Circumstances.............................................28

     Section 5.1   Increased Cost and Reduced Return..........................28
     Section 5.2   Limitation on Types of Loans...............................30
     Section 5.3   Illegality.................................................30
     Section 5.4   Treatment of Affected Loans................................30
     Section 5.5   Compensation...............................................31
     Section 5.6   Taxes......................................................31
     Section 5.7   Replacement of a Lender....................................33

ARTICLE VI Conditions Precedent...............................................33
     Section 6.1   Initial Loan and Letter of Credit..........................33
     Section 6.2   All Loans and Letters of Credit............................35

ARTICLE VII Representations and Warranties....................................36
     Section 7.1   Corporate Existence........................................36
     Section 7.2   Financial Statements.......................................36
     Section 7.3   Corporate Actions: No Breach...............................36
     Section 7.4   Operation of Business......................................37
     Section 7.5   Litigation and Judgments...................................37
     Section 7.6   Rights in Properties; Liens; Nonproductive Assets..........37
     Section 7.7   Enforceability.............................................37
     Section 7.8   Approvals..................................................37
     Section 7.9   Debt.......................................................37
     Section 7.10  Taxes......................................................37
     Section 7.11  Margin Securities..........................................38
     Section 7.12  ERISA......................................................38
     Section 7.13  Disclosure.................................................38
     Section 7.14  Subsidiaries...............................................39
     Section 7.15  Agreements.................................................39
     Section 7.16  Compliance with Laws.......................................39
     Section 7.17  Investment Company Act.....................................39
     Section 7.18  Public Utility Holding Company Act.........................39
     Section 7.19  Environmental Matters......................................39
     Section 7.20  Year 2000 Compliance.......................................40

ARTICLE VIII Positive Covenants...............................................41
     Section 8.1   Reporting Requirements.....................................41
     Section 8.2   Maintenance of Existence; Conduct of Business..............43
     Section 8.3   Maintenance of Properties..................................43
     Section 8.4   Taxes and Claims...........................................43
     Section 8.5   Insurance..................................................43
     Section 8.6   Inspection Rights..........................................43
     Section 8.7   Keeping Books and Records..................................44

     Section 8.8   Compliance with Law........................................44
     Section 8.9   Compliance with Agreements.................................44
     Section 8.10  Further Assurances; Significant Subsidiary Guaranty
                    and Contribution and Indemnification Agreement............44
     Section 8.11  ERISA......................................................44
     Section 8.12  Year 2000 Compliance.......................................44
     Section 8.13  Fiduciary Accounts.........................................45

ARTICLE IX Negative Covenants.................................................45
     Section 9.1   Debt.......................................................45
     Section 9.2   Limitation on Liens and Restrictions on Subsidiaries.......46
     Section 9.3   Mergers, Etc...............................................47
     Section 9.4   Restricted Junior Payments.................................48
     Section 9.5   Investments................................................48
     Section 9.6   Limitation on Issuance of Capital Stock....................50
     Section 9.7   Transactions With Affiliates...............................50
     Section 9.8   Disposition of Assets......................................50
     Section 9.9   Sale and Leaseback.........................................50
     Section 9.10  Lines of Business..........................................51
     Section 9.11  Fiscal Quarter and Fiscal Year.............................51

ARTICLE X Financial Covenants.................................................51
     Section 10.1  Net Worth..................................................51
     Section 10.2  Fixed Charge Coverage Ratio................................51
     Section 10.3  Leverage Ratio.............................................51
     Section 10.4  Tangible Net Worth.........................................51

ARTICLE XI Default............................................................51
     Section 11.1  Events of Default..........................................51
     Section 11.2  Remedies...................................................54
     Section 11.3  Cash Collateral............................................54
     Section 11.4  Performance by the Agent...................................55
     Section 11.5  Right of Set-off; Adjustments..............................55

ARTICLE XII The Agent.........................................................56
     Section 12.1  Appointment, Powers, and Immunities........................56
     Section 12.2  Reliance by Agent..........................................56
     Section 12.3  Defaults...................................................57
     Section 12.4  Rights as Lender...........................................57
     Section 12.5  Indemnification............................................57
     Section 12.6  Non-Reliance on Agent and Other Lenders....................57
     Section 12.7  Resignation of Agent.......................................58

     Section 12.8  Several Commitments........................................58
     Section 12.9  Agent Fee..................................................58

ARTICLE XIII Miscellaneous....................................................58
     Section 13.1  Expenses; Indemnification..................................58
     Section 13.2  Limitation of Liability....................................60
     Section 13.3  No Duty....................................................60
     Section 13.4  No Fiduciary Relationship..................................60
     Section 13.5  Equitable Relief...........................................60
     Section 13.6  No Waiver; Cumulative Remedies.............................60
     Section 13.7  Assignments and Participations.............................60
     Section 13.8  Survival...................................................62
     Section 13.9  ENTIRE AGREEMENT...........................................62
     Section 13.10 Amendments and Waivers.....................................62
     Section 13.11 Maximum Interest Rate......................................63
     Section 13.12 Notices....................................................63
     Section 13.13 Governing Law..............................................64
     Section 13.14 Counterparts...............................................64
     Section 13.15 Severability...............................................64
     Section 13.16 Headings...................................................64
     Section 13.17 Non-Application of Chapter 346 of Texas Finance Code.......64
     Section 13.18 Construction...............................................64
     Section 13.19 Independence of Covenants..................................64
     Section 13.20 WAIVER OF JURY TRIAL.......................................64
     Section 13.21 Confidentiality............................................64

                                INDEX TO EXHIBITS


         Exhibit                      Description of Exhibit
         -------                      ----------------------

         A                            Revolving Note
         B                            Swingline Note
         C                            Guaranty
         D                            Assignment and Acceptance
         E                            Compliance Certificate
         F                            Commitment and Acceptance
         G                            Contribution and Indemnification Agreement
         H                            Permitted Investment Policy
         I                            Strategic Investment Policy
         J                            Loan or Letter of Credit Request Form
         K                            Rapid Recovery Facility


                               INDEX TO SCHEDULES


         Schedule                     Description of Schedule
         --------                     -----------------------

         7.14                         List of Subsidiaries
         7.21                         Fiduciary Accounts
         9.1(b)                       Existing Debt
         9.1(e)                       Airplane Lease
         9.2                          Existing Liens
         9.5                          Existing Strategic Investments

                                CREDIT AGREEMENT


            THIS CREDIT AGREEMENT (the Agreement), dated as of November 3, 1998, is among E.W. BLANCH HOLDINGS, INC., a Delaware corporation (Borrower), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a Lender and, collectively, the Lenders), and NATIONSBANK, N.A., individually as a Lender, as the Swingline Lender, and as Agent for itself and the other Lenders (in its capacity as agent, together with its successors in such capacity, the Agent).

                                R E C I T A L S:

            The Borrower has requested that the Lenders extend credit to the Borrower in the form of a revolving credit facility. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            Section I.1 Definitions. As used in this Agreement, the following terms have the following meanings:

            Adjusted Eurodollar Rate means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

            Adjustment Date has the meaning specified in Section 3.2.

            Affected Loans has the meaning specified in Section 5.4.

            Affiliate means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term Acontrol means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise;

provided, however, in no event shall the Agent or any Lender be deemed an Affiliate of the Borrower or any Subsidiaries.

            Agent has the meaning set forth in the introductory paragraph of this Agreement.

            Agreement has the meaning set forth in the introductory paragraph of this Agreement.

            Applicable Lending Office means, for each Lender and for each Type of Loan, the Lending Office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

            Applicable Margin has the meaning specified in Section 3.2.

            Approved Acquisition has the meaning specified in Section 9.5.

            Assignment and Acceptance means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Agent pursuant to Section 13.7, in substantially the form of Exhibit D hereto.

            Base Rate means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

            Base Rate Loan means a portion of a Loan that bears interest at the rate based upon the Base Rate.

            Borrower has the meaning set forth in the introductory paragraph of this Agreement.

            Borrowing Availability means, on any date, the amount by which the aggregate Commitments exceed the Outstanding Revolving Credit on such date.

            Business Day means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in any such State are closed, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            Capital Expenditures means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures on the consolidated statement of cash flows of Borrower in accordance with GAAP, including all such expenditures so classified as recurring capital expenditures and all such expenditures associated with Capital Lease Obligations.

            Capital Lease Obligations means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            Closing Date means November 3, 1998.

            Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

            Commitment means, as to each Lender, the obligation of such Lender to make advances of funds and purchase participation interests in (or with respect to the Agent as a Lender or the Swingline Lender, hold other interests
in) Letters of Credit and Swingline Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading Commitment, as the same may be increased, reduced or terminated pursuant to
Section 2.5, 2.6, or 11.2 or, if such Lender was not an original signatory to this Agreement, in such Lender's Assignment and Acceptance or in any Commitment and Acceptance that has become effective pursuant to Section 2.6. As of the Closing Date, the aggregate amount of the Commitments of all Lenders equals One Hundred Million Dollars ($100,000,000).

            Commitment and Acceptance has the meaning specified in Section
2.6(a).

            Commitment Percentage means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of the Commitments of such Lender and the denominator of which is the aggregate amount of the Commitments of all of the Lenders.

            Compliance Certificate means a certificate in substantially the form of Exhibit E properly completed and executed by the chief financial officer, treasurer or assistant treasurer of the Borrower.

            Consolidating Schedules means consolidating schedules (not necessarily in accordance with GAAP) in reasonable form which total to the consolidated financial statements required by this Agreement. Consolidating Schedules will include (a) income statements by company for Borrower and each domestic Subsidiary and an aggregate subtotal for all Subsidiaries constituting Foreign Companies as of the required period, (b) balance sheets of (i) the Borrower, (ii) the domestic Subsidiaries aggregated as a group, and (iii) the Subsidiaries constituting Foreign Companies aggregated as a group, in each case as of the required period, and (c) statements of retained earnings and cash flow as of the required period prepared with an aggregate subtotal for (i) Borrower and all domestic Subsidiaries and (ii) all Subsidiaries constituting Foreign Companies.


CREDIT AGREEMENT - PAGE 3

            Continue, Continuation, Continuing and Continued shall refer to the continuation pursuant to Section 3.5 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

            Contribution and Indemnification Agreement means the Contribution and Indemnification Agreement executed by the Borrower and the Significant Subsidiaries, in substantially the form of Exhibit G hereto, as the same may be amended or otherwise modified from time to time.

            Convert, Conversion, and Converted shall refer to a conversion pursuant to Section 3.5 or Article 5 of one Type of Loan into the other Type of Loan.

            Debt means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money whether secured or unsecured;
(b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments whether secured or unsecured; (c) all Capital Lease Obligations of such Person under any lease with remaining lease payments in an amount greater than One Hundred Thousand Dollars ($100,000) over the term of such lease; (d) all Debt Guaranteed by such Person; (e) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments; (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (h) all lease obligations incurred in connection with the airplane lease described on
Schedule 9.1(e) attached hereto; and (i) all operating lease obligations (excluding any real property lease obligations) under any lease with remaining lease payments in an amount greater than One Hundred Thousand Dollars ($100,000) over the term of such lease.

            Default Rate means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Base Rate plus the Applicable Margin as in effect from time to time (provided that, if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the Default Rate for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 3.1 hereof, and, thereafter, the rate provided for above in this definition).

            Default means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

            Dollars and $ mean lawful money of the United States of America.

            EBITDA means, for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining


CREDIT AGREEMENT - PAGE 4

Net Income; plus (c) Net Interest Expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) minority interests.

            Eligible Assignee means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent, such approval not to be unreasonably withheld or delayed by the Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected, in accordance with Section 13.7; the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            Environmental Laws means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

            Environmental Liabilities means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

            ERISA Affiliate means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or which is otherwise affiliated with the Borrower (within the meaning of Section 414(m) or Section 414(o) of the Code).

            ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

            Eurodollar Loans means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

            Eurodollar Rate means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term Eurodollar Rate shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m.


CREDIT AGREEMENT - PAGE 5

(London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            Event of Default has the meaning specified in Section 11.1.

            Executive Officer means any of the chief executive officer, chief financial officer, president, executive vice president, secretary, treasurer or assistant treasurer of a Person.

            Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

            "Fiduciary Accounts" means bank accounts with the Lenders, including, without limitation, those listed on Schedule 7.21, in which funds are primarily held by the Borrower or its Subsidiaries in a fiduciary capacity.

            Fiscal Quarter means any three (3) month period ending December 31, March 31, June 30 or September 30.

            Fiscal Year means calendar year.

            Fixed Charge Coverage Ratio means at any time, the ratio of (a) the sum of (i) EBITDA of the Borrower on a consolidated basis for the prior four (4) Fiscal Quarter period, plus (ii) rental expense of Borrower on a consolidated basis deducted in determining Net Income for the prior four (4) Fiscal Quarter period, minus (iii) the amount of EBITDA of the Borrower on a consolidated basis derived from all Foreign Companies in excess of 15% of the EBITDA of the Borrower on a consolidated basis for the prior four (4) Fiscal Quarter period to
(b) the sum of interest expense and rental expense of the Borrower on a consolidated basis for the prior four (4) Fiscal Quarter period.

            Foreign Company means (i) any Subsidiary that is not organized under the laws of a state located in the United States of America or (ii) any Affiliate of the Borrower that is not organized under the laws of a state located in the United States of America.

            Funded Debt means as to any Person at any time (without duplication) those items described in clauses (a), (b), (c) and (h) of the definition of Debt.


CREDIT AGREEMENT - PAGE 6

            GAAP means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a consistent basis when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

            Governmental Authority means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            Guarantee by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

            Guaranty means the guaranty agreement executed by each of the Significant Subsidiaries in favor of the Agent and the Lenders, in substantially the form of Exhibit C hereto, as the same may be amended or otherwise modified from time to time.

            Hazardous Material means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

            Increase Date has the meaning specified in Section 2.6(b).

            Increasing Lender has the meaning specified in Section 2.6(a).

            Insignificant Subsidiary means each Subsidiary that is not a Significant Subsidiary.

            Interest Period means with respect to any Eurodollar Loans, each period commencing on the date such Loan is established or Converted from a Base Rate Loan or, in the case of Continuations, the last day of the next preceding Interest Period with respect to such Eurodollar Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 3.5 or 4.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:


CREDIT AGREEMENT - PAGE 7

(a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Eurodollar Loan shall have a duration of less than one
(1) month and, if the Interest Period would otherwise be a shorter period, the related Eurodollar Loan shall not be available hereunder.

            Lender has the meaning set forth in the introductory paragraph of this Agreement.

            Letter of Credit Liabilities means, at any time, the aggregate maximum amount available to be drawn under all outstanding Letters of Credit (in each case, determined without regard to whether any conditions to drawing could then be met) and all unreimbursed drawings under Letters of Credit.

            Letters of Credit has the meaning specified in Section 2.7(a).

            Leverage Ratio means as of any Fiscal Quarter end, the ratio of (a) total Funded Debt of the Borrower on a consolidated basis to (b) EBITDA of the Borrower on a consolidated basis for the prior four (4) Fiscal Quarter period minus the amount of EBITDA of the Borrower on a consolidated basis derived from all Foreign Companies in excess of 15% of the EBITDA of the Borrower on a consolidated basis for the prior four (4) Fiscal Quarter period.

            Lien means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

            Loan Documents means this Agreement, the Notes, the Guaranty, the Contribution and Indemnification Agreement and all other promissory notes, guaranties, letters of credit, and other instruments, agreements and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements and other documentation may be amended or otherwise modified.

            Loan or Letter of Credit Request Form means a certificate, in substantially the form of Exhibit J, properly completed and signed by an Executive Officer of the Borrower or any designee thereof, requesting a Loan or Letter of Credit, as applicable.

            Loan Parties means the Borrower and the Significant Subsidiaries.

            Loans means Revolving Loans or Swingline Loans.

            Material Adverse Effect means a material adverse effect on (a) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole, or (b) the validity of enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder. In

CREDIT AGREEMENT - PAGE 8
determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

            Maximum Rate means, at any time and with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable weekly ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1D.001 et seq. Vernon's Texas Civil Statutes, as amended or codified.

            Multiemployer Plan means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            NationsBank means NationsBank, N.A.

            Net Income means, for any period and any Person, such Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of its subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset disposition; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or extraordinary or non-cash losses or non-cash charges due to changes in accounting principles required by GAAP.

            Net Interest Expense means, for any period and any Person, the total of the following for such Person calculated on a consolidated basis for such period in accordance with GAAP: (a) interest expense minus (b) interest income (excluding all fiduciary interest income).

            New Lender means (i) an Affiliate of a Lender; and (ii) any other Person approved by the Borrower and the Agent (such approval not to be unreasonably withheld) that, immediately prior to its issuance of a Commitment pursuant to Section 2.6 was not a Lender hereunder.

            Net Worth means, as of any applicable date of determination, the net worth of the Borrower and the Subsidiaries as determined on a consolidated basis in accordance with GAAP.

            Notes means the Revolving Notes and the Swingline Note.

            Obligation means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Swingline Lender, and the Lenders, or any of them, arising pursuant to any of the Loan


CREDIT AGREEMENT - PAGE 9

Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including reasonable attorneys' fees) provided for in the Loan Documents.

            Outstanding Revolving Credit means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus
(b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Lender, including the Agent as a Lender, such Lender's participation or other interest in such Letter of Credit Liabilities); plus (c) the aggregate amount of Swingline Loans (or when calculated with respect to a Lender, including the Swingline Lender, such Lender's participation or other interest in such Swingline Loans) then outstanding.

            Payment Date has the meaning specified in subsection 2.7(c).

            Payor has the meaning specified in Section 4.8.

            PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

            Permitted Acquisition means an acquisition (i) greater than fifty percent (50%) of the outstanding capital stock or other comparable ownership interest in a Person and such Persons earnings would be required to be consolidated with the Borrowers earnings in accordance with GAAP, (ii) equal to fifty percent (50%) of the outstanding capital stock or other comparable ownership interest in a Person if after such acquisition, the Borrower is deemed to have control of such Person and such Persons earnings would be required to be consolidated with the Borrowers earnings in accordance with GAAP, or (iii) of or all or substantially all of such Persons assets; provided however, (a) such Person has maintained a positive EBITDA for two of the most recent prior three Fiscal Years of such Person, (b) such Person has maintained a positive EBITDA for the prior four (4) Fiscal Quarters of such Person then ended prior to such acquisition, (c) such Person being acquired is not engaged in any line of business other than the businesses or complementary or reasonably related businesses in which the Borrower or any Subsidiary is engaged on the date hereof, (d) the sum of (i) the cash consideration for such acquisition, plus
(ii) the cash consideration for any other Permitted Acquisitions in each case described in clauses (i) and (ii) actually paid during the prior four (4) Fiscal Quarters is in an amount not greater than twenty percent (20%) of the consolidated gross revenues of the Borrower and its Subsidiaries for the prior four (4) Fiscal Quarters of the Borrower then ended prior to such acquisition (which calculation of the consolidated gross revenues for purposes herein shall include the gross revenues of each Permitted Acquisition made after the Closing Date and before the date of determination (such date being the date of payment of the cash consideration described in clause (i) above) for the prior four (4) Fiscal Quarters even if such Permitted Acquisition has not been a Subsidiary during the previous four (4) Fiscal Quarters), and (e) at least five (5) Business Days prior to such acquisition Borrower has executed and delivered to Agent a Compliance Certificate demonstrating compliance with this Agreement immediately before and proforma immediately after such acquisition.


CREDIT AGREEMENT - PAGE 10

            Permitted Investment means any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or ownership of any stock, bonds, notes, debentures, or other securities of any Person that complies with the criteria set forth in the Borrowers current investment policy, a copy of which is attached hereto as Exhibit H.

            Person means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

            Plan means any employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate, which plan is subject to the provisions of ERISA.

            Prime Rate means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

            Principal Office means the principal office of the Agent, personally located at 901 Main Street, 66th Floor, Dallas, Texas 75202.

            Prohibited Transaction means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

            Quarterly Payment Date means the last day of March, June, September, and December of each year, the first of which shall be the first such day after the date of this Agreement.

            Rapid Recovery Facility means that program established by the Borrower pursuant to which the Borrower makes short-term advances to certain of its clients which are insurance companies which are parties as ceding companies to reinsurance contracts with reinsurers; such advances based on obligations owed to such clients pursuant to such reinsurance contracts, as such program is more specifically described in Exhibit K.

            Regulation D means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            Regulatory Change means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of Lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            Reimbursement Obligation means the obligation of the Borrower to reimburse the Agent for any demand for payment or drawing under a Letter of Credit.


CREDIT AGREEMENT - PAGE 11

            Release means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

            Remedial Action means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            Reportable Event means any of the events set forth in Section 4043 of ERISA.

            Required Lenders means Lenders having (a) in excess of fifty percent (50%) of the Commitments, or (b) if all Commitments have terminated, in excess of fifty percent (50%) of the sum of (i) the outstanding principal amount of the Loans (less any participations by the Swingline Lender hereunder to the other Lenders in the outstanding Swingline Loans), (ii) the participations in outstanding Letter of Credit Liabilities and (iii) the participations by the Swingline Lender to the other Lenders in outstanding Swingline Loans.

            Required Payment has the meaning specified in Section 4.8.

            Reserve Requirement means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against Eurocurrency liabilities (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

            Revolving Commitment Fee has the meaning specified in Section 3.7.

            Revolving Loans means, as to any Lender, the advances made by such Lender pursuant to Section 2.1.

            Revolving Notes means the promissory notes provided for by Sections 2.2, 2.6 and 13.7 and all amendments and other modifications thereof.

            Significant Subsidiary means any Subsidiary that is not a Foreign Company, and meets at least one of the two following criteria:


CREDIT AGREEMENT - PAGE 12

                        (a) such Subsidiary either (i) has gross revenues
            (determined in accordance with GAAP) during the most recently ended Fiscal Year of such Subsidiary equal to or greater than One Million Five Hundred Thousand Dollars ($1,500,000), or (ii) has total assets (determined in accordance with GAAP) equal to or greater than One Million Five Hundred Thousand Dollars ($1,500,000); and

                        (b) beginning one hundred eighty (180) days after the
            Closing Date, such Subsidiary is a directly owned Subsidiary of the Borrower.

            Stock Option Plans means collectively, (a) that certain E.W. Blanch Holdings, Inc. 1997 Stock Incentive Plan, (b) that certain 1993 Stock Incentive Plan of E.W. Blanch Holdings, Inc., as amended by the First Amendment to the 1993 Stock Incentive Plan of E.W. Blanch Holdings, Inc. and the Second Amendment to the 1993 Stock Incentive Plan of E.W. Blanch Holdings, Inc., (c) E.W. Blanch Holdings, Inc. Directors Stock Option Plan, (d) E.W. Blanch Holdings, Inc. Executive Restricted Stock Incentive Plan, (e) E.W. Blanch Holdings, Inc. Non-Employee Directors Stock Plan, (f) K2 Technologies, Inc. 1994 Stock Plan adopted November 15, 1994, (g) K2 Technologies, Inc. 1996 Stock Option Plan adopted September 19, 1996, and (h) K2 Technologies, Inc. 1998 Key Person Stock Option Plan adopted July 25, 1998, copies of which the Borrower has delivered to the Agent.

            Strategic Investment means any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or ownership of any stock, bonds, notes, debentures, or other securities of any Person that
(a) in the aggregate constitutes less than or equal to fifty percent (50%) of all outstanding capital stock or other comparable ownership interest in such Person if after such transaction, the Borrower is deemed not to have control of such Person, and (b) complies with the Borrowers criteria set forth in the Borrowers strategic investment policy, a copy of which is attached hereto as
Exhibit I.

            Subsidiary means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

            Swingline Commitment means the obligation of the Swingline Lender to make advances pursuant to Section 2.8(a) in an aggregate principal amount at any one time outstanding up to but not exceeding Ten Million Dollars ($10,000,000), as such amount may be reduced pursuant to subsection 2.8(e) or Section 11.2.

            Swingline Lender means NationsBank.


CREDIT AGREEMENT - PAGE 13

            Swingline Loans means the advances made by the Swingline Lender pursuant to subsection 2.8(a).

            Swingline Maturity has the meaning specified in subsection 2.8(c).

            Swingline Note means the promissory note provided for by subsection 2.8(b) and all amendments and other modifications thereto.

            Tangible Net Worth means, as of any applicable date of determination, the Net Worth of the Borrower and the Subsidiaries less any intangible assets, including without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, goodwill, and other similar intangible assets, as determined on a consolidated basis in accordance with GAAP.

            Termination Date means November 3, 2001, or such earlier date on which the Commitments terminate as provided in this Agreement.

            Type shall mean any type of Loan (i.e., a Base Rate Loan or Eurodollar Loan).

            UCC means the Uniform Commercial Code as in effect in the State of Texas.

            UK Senior Facility means the loan facilities made to Swire Fraser Insurance (Holdings) Ltd pursuant to (a) that certain Letter Agreement dated November 15, 1995, by and between Midland Bank plc and Swire Fraser Insurance (Holdings) Ltd, (b) that certain Letter Agreement dated August 22, 1997, by and between Midland Bank plc and Swire Blanch Insurance (Holdings) Ltd, (c) that certain Letter Agreement dated February 12, 1998, by and between Midland Bank plc and Swire Blanch Insurance (Holdings) Ltd, and (d) that certain Letter Agreement dated June 26, 1998, by and between Midland Bank plc and Swire Blanch Insurance (Holdings) Ltd, as each has been and may be amended, restated or modified from time to time.

            Year 2000 Compliant has the meaning specified in Section 7.20.

            Year 2000 Problem has the meaning specified in Section 7.20.

            Section I.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words hereof, herein, and hereunder and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

            Section I.3 Accounting Terms and Determination. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section
7.2 hereof. All calculations


CREDIT AGREEMENT - PAGE 14
made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. In the event any changes in accounting principles required by GAAP or recommended by Borrower's certified public accountants and implemented by Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards or terms under this Agreement, then the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower and the Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

            Section I.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.

                                   ARTICLE II

                            Revolving Credit Facility

            Section II.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Revolving Loans to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Lender (including the Agent as a Lender) shall not at any time exceed such Lender's Commitment and (b) the Outstanding Revolving Credit shall not at any time exceed the aggregate Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Commitments and may obtain Base Rate Loans and Eurodollar Loans thereunder and, until the Termination Date, the Borrower may Continue Eurodollar Loans established under the Revolving Loans or Convert Loans established under the Revolving Loans of one Type into Loans of the other Type. Loans of each Type under the Revolving Loan made by each Lender shall be established and maintained at such Lender's Applicable Lending Office for Revolving Loans of such Type.

            Section II.2 Notes. The Revolving Loans made by a Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to its Commitment as originally in effect and as it may be increased or decreased pursuant to the provisions of this Agreement and otherwise duly completed.

            Section II.3 Repayment of Revolving Loans. The Borrower shall pay to the Agent for the account of the Lenders the outstanding principal amount of all of the Revolving Loans on the Termination Date.


CREDIT AGREEMENT - PAGE 15

            Section II.4 Use of Proceeds. The proceeds of Revolving Loans shall be used by the Borrower for general corporate purposes including support of working capital, Permitted Acquisitions, Permitted Investments, Strategic Investments, Letters of Credit, payment in full of the obligations of the Borrower under the Amended and Restated Credit Agreement more specifically described in Section 6.1(i) and other lawful corporate purposes.

            Section II.5 Reduction or Termination of Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 4.3; (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000); and (c) the Commitments may not be reduced to an amount less than the sum of the Swingline Commitment plus the Letter of Credit Liabilities then outstanding. The Commitments may not be reinstated after they have been terminated or reduced.

            Section II.6 Increase in Commitment.

                        (a) So long as (a) no Default has occurred and is
            continuing, and (b) the Borrower has not terminated or reduced in part any unused portion of the Commitments at any time pursuant to
            Section 2.5, the Borrower may, at any time and from time to time, by notice to the Agent, request an increase in the aggregate amount of the Commitments within the limitations hereafter described, which notice shall set forth the amount of such increase. In accordance with Section 2.6(d), the aggregate amount of the Commitments may be so increased either by having one or more New Lenders that have been approved by the Borrower become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) increase the amount of their Commitment (Increasing Lenders), provided that (i) the Commitment of any New Lender shall not be less than $10,000,000 and the sum of the Commitments of the New Lenders and the increases in the Commitments of the Increasing Lenders shall be in an aggregate amount of not less than $10,000,000 (and, if in excess thereof, in integral multiples of $5,000,000); (ii) the aggregate amount of all the increases in the Commitments pursuant to this Section 2.6 shall not exceed Fifty Million Dollars ($50,000,000); (ii) the Borrower, each New Lender and/or each Increasing Lender shall have executed and delivered to the Agent a commitment and acceptance (the Commitment and Acceptance) substantially in the form of Exhibit F hereto, and the Agent shall have accepted and executed the same, (iv) the Borrower shall have executed and delivered to the Agent a Revolving Note or Revolving Notes payable to the order of each New Lender and/or each Increasing Lender, each such Revolving Note to be in the amount of such New Lender's Commitment or such Increasing Lenders Commitment (as applicable); (v) the Borrower shall have delivered to the Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 6.1(j), modified to apply to the increase in the Commitments and each new Revolving Note and Commitment and Acceptance executed and delivered in connection therewith); (vi) the Significant Subsidiaries shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guarantees continue in full force and effect, and (vii) the Borrower, each New Lender and/or each Increasing Lender shall otherwise have executed and delivered such other instruments and documents as the


CREDIT AGREEMENT - PAGE 16

            Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (iii) through
            (vii) above shall be reasonably acceptable to the Agent. The Agent shall provide written notice to all of the Lenders hereunder of the admission of any New Lender or the increase in the Commitment of any Increasing Lender hereunder and shall furnish to each of the Lenders copies of the documents required under clause (iii), (v), (vi) and
            (vii) above.

                        (b) Upon the effective date of any increase in the
            aggregate amount of Commitments pursuant to the provisions hereof (Increase Date), which Increase Date shall be mutually agreed upon by the Borrower, each New Lender, each Increasing Lender and the Agent, each New Lender and/or Increasing Lender shall make a payment to the Agent in an amount sufficient, upon the application of such payments by all New Lenders and Increasing Lenders to the reduction of the outstanding Revolving Loans held by the Lenders (including the Increasing Lenders) to cause the principal amount outstanding under the Revolving Loans made by each Lender to be equal to each Lenders Commitment Percentage of the aggregate amount of Commitments as so increased. The Borrower hereby irrevocably authorizes each New Lender and/or each Increasing Lender to fund to the Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Revolving Loans held by the other Lenders, and each such payment shall constitute a Revolving Loan hereunder. If, as a result of the repayment of the Revolving Loans provided for in this Section 2.6(b), any payment of a Eurodollar Loan occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Agent for the benefit of any of the Lenders (including any Increasing Lender to the extent of Eurodollar Loans held by such Increasing Bank prior to such Increase Date) holding a Eurodollar Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 5.5. Upon the Increase Date, all Revolving Loans outstanding hereunder (including any Revolving Loans made by the New Lenders and/or Increasing Lenders on the Increase Date) shall be Base Rate Loans, subject to the Borrower's right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of Section 3.5.

                        (c) Upon the Increase Date and the making of the
            Revolving Loans by the New Lenders and/or Increasing Lenders in accordance with the provisions of Section 2.6(b), each New Lender and/or each Increasing Lender shall also be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, from the Lenders immediately prior to the Increase Date, an undivided interest and participation in any Letter of Credit and Swingline Loan, as applicable, then outstanding, ratably, such that each Lender (including each New Lender) holds a participation interest in each such Letter of Credit and Swingline Loan, as applicable, in proportion to such Lenders Commitment Percentage.

                        (d) Upon the notice by the Borrower to the Agent
            pursuant to Section 2.6(a) hereof, each of the then existing Lenders shall have the right (at its election) to increase its Commitment by an amount equal to such Lenders Commitment Percentage of the proposed increase in the aggregate Commitments. If less than all of the proposed increase in aggregate


CREDIT AGREEMENT - PAGE 17

            Commitments is elected by the existing Lenders, then any of the then existing Lenders shall have the right to increase its Commitment in an amount greater than such Lenders Commitment Percentage of the proposed increase in the aggregate Commitments with the Agents approval. If the entire amount of the proposed increase in aggregate Commitments is still not obtained, Agent shall use its best efforts with Borrowers full cooperation to add New Lenders, acceptable to the Borrower and to the Agent, with new Commitments which when added to the increase in Commitments of the Increasing Lenders, shall equal the requested increase in the aggregate amount of the Commitments. In the event the sum of each New Lenders Commitment and the increase in each Increasing Lenders Commitment is less than the requested increase in the aggregate amount of Commitments, the Borrower may elect to accept the increase in the aggregate amount of the Commitments to be equal to such lesser amount. Notwithstanding anything to the contrary, Agent shall not be liable for any failure to obtain Increasing Lenders or New Lenders hereunder or any failure to increase the aggregate amount of Commitments by the amount so requested by the Borrower pursuant to Section 2.6(a).

                        (e) Nothing contained herein shall constitute, or
            otherwise be deemed to be a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time. No Lender (except only for itself) shall have the right to decline Borrower=s request pursuant to Section 2.6(a) for an increase in the aggregate amount of Commitments.

            Section II.7 Letters of Credit.

                        (a) Commitment to Issue. The Borrower may utilize the
            Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue standby letters of credit for the Borrower's account (such letters of credit being hereinafter referred to collectively as the Letters of Credit); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Fifteen Million Dollars ($15,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the aggregate Commitments; and (iii) the Outstanding Revolving Credit applicable to a Lender shall not at any time exceed such Lender's Commitment. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each other Lender shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Lender's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

                        (b) Letter of Credit Request Procedure. The Borrower
            shall give the Agent at least five (5) Business Days irrevocable prior notice (effective upon receipt) by means of a Loan or Letter of Credit Request Form specifying the date of each Letter of Credit to be issued and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall promptly notify each other Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. The Agent shall provide a Lender a copy of each Letter of Credit issued hereunder upon such Lender's request. Each Letter of Credit shall have an expiration date that does not extend beyond the


CREDIT AGREEMENT - PAGE 18

            Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

                        (c) Letter of Credit Fees. The Borrower will pay to the
            Agent for the account of each Lender an irrevocable letter of credit fee on such Lender's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee
            (i) to be paid in arrears on each Quarterly Payment Date after issuance until the date of expiration or termination thereof (each such date herein a Payment Date) and (ii) to be calculated for the period from and including one Payment Date to and excluding the next at a rate equal to the Applicable Margin applicable to Eurodollar Loans in effect on the date of payment (as determined in accordance with Section 3.2). After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Lender the letter of credit fees then due such Lender. With respect to each Letter of Credit, the Borrower will also pay to the Agent, for its account only, the fees and expenses described in
            Section 13.1(a), to the extent applicable, and, on the date of the issuance of the Letter of Credit, the fronting fee equal to 0.125% per annum of the aggregate face amount of such Letter of Credit shall be payable by the Borrower to the Agent for its own account.

                        (d) Funding of Drawings. Upon receipt from the
            beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date, each Lender will make available to the Agent, at the Principal Office, in immediately available funds, in payment of its participation in Letters of Credit, an amount equal to such Lender's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Loan under Article 6 have not been satisfied.

                        (e) Reimbursements. The Borrower shall be irrevocably
            and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 pm. on the date of the corresponding payment under the Letter of Credit by the Agent. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Borrower requesting a Revolving Loan or a Swingline Loan in accordance with
            Section 4.1, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to


CREDIT AGREEMENT - PAGE 19
            the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this
            Section 2.7.

                        (f) Reimbursement Obligations Absolute. The
            Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document;
            (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, setoff, counterclaim, defense or other rights which the Borrower, any Significant Subsidiary, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Lender, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that appears on its face to be in order, without responsibility for further inquiry, regardless of any notice or information to the contrary; or (vi) any other circumstance similar to any of the foregoing.

                        (g) Issuer Responsibility. The Borrower assumes all
            risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Lender nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any Person to surrender or to take up any Letter of Credit as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that appears on its face to be in order, without responsibility for further inquiry, regardless of any notice or information to the contrary. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Agent shall not be responsible or liable in any way for its actions or inactions in connection with Letters of Credit except only for its own gross negligence or willful misconduct.

            Section II.8 Swingline Loans.


CREDIT AGREEMENT - PAGE 20

                        (a) Swingline Commitment. Subject to the terms and
            conditions of this Agreement, the Swingline Lender agrees to make one or more Swingline Loans to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Commitment; provided, however, (i) the Outstanding Revolving Credit shall never exceed the aggregate Commitments and (ii) the Outstanding Revolving Credit applicable to a Lender (including the Swingline Lender as a Lender) shall never exceed such Lender's Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Swingline Commitment and may establish Base Rate Loans thereunder. On the date a Swingline Loan is made by the Swingline Lender, the Swingline Lender shall be deemed without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Swingline Lender a participation to the extent of such Lender's Commitment Percentage in the Swingline Loan so made, such participation to be funded in accordance with clause (c) of this Section 2.8.

                        (b) Swingline Note. The Swingline Loans made by the
            Swingline Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B hereto, payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment as originally in effect and otherwise duly completed.

                        (c) Repayment of Swingline Loans; Funding of
            Participation. The Borrower shall pay to the Swingline Lender for its own account the outstanding principal amount of each Swingline Loan on the earlier of (i) the Termination Date or (ii) the date which is seven (7) days after the Swingline Loan is made (the earlier of such date with respect to a Swingline Loan herein the "Swingline Maturity"). Subject to the other terms and conditions of this Agreement, Borrower may repay a Swingline Loan on its Swingline Maturity or at any time prior thereto by requesting a Revolving Loan in accordance with Section 4.1 with the proceeds thereof payable to the Swingline Lender for its own account. Swingline Lender, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each Lender fund its participation in the then outstanding principal amount of all Swingline Loans by giving each Lender notice thereof. Additionally, if the Borrower shall not have repaid a Swingline Loan by 1:00 p.m. on the corresponding Swingline Maturity, the Swingline Lender will notify each Lender of the aggregate principal amount of the Swingline Loan which has not been repaid. Upon the giving of any notice by the Swingline Lender under either of the preceding two sentences, each Lender shall make available to the Swingline Lender, at the Principal Office, in immediately available funds, an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loan or Swingline Loans subject to such notice by not later than 3:00 p.m. on the date such notice is received if such notice is received by 1:00 p.m. or by 11:00 a.m. on the next Business Day, if such notice is received after 1:00 p.m., whether or not the conditions to a Loan under Article 6 are satisfied.


CREDIT AGREEMENT - PAGE 21

                        (d) Use of Proceeds. The proceeds of Swingline Loans
            shall be used by the Borrower for the same purposes as Revolving Loans as described in Section 2.4; provided however, the Swingline Commitment may not be used for the issuance of Letters of Credit but may be used at the Borrowers option to fund Reimbursement Obligations incurred in connection with Letters of Credit.

                        (e) Reduction or Termination of Swingline Commitment.
            The Borrower shall have the right to terminate or reduce in part the unused portion of the Swingline Commitment at any time and from time to time, provided that: (i) the Borrower shall give notice of each such termination or reduction as provided in Section 4.3; and (ii) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000). The Swingline Commitment may not be reinstated after it has been terminated or reduced.

                                   ARTICLE III

                                Interest and Fees

            Section III.1 Interest Rate. The Borrower shall pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to
(a) with respect to the Revolving Loans, (i) during the period that such Loans or portions thereof are Base Rate Loans, the Base Rate plus the Applicable Margin and (ii) during the period that such Loans or portions thereof are Eurodollar Loans, the Adjusted Eurodollar Rate plus the Applicable Margin; and
(b) with respect to the Swingline Loans, the Base Rate plus the Applicable
Margin.

            Section III.2 Determinations of Applicable Margin and Revolving Commitment Fee.

                        (a) The phrase Applicable Margin shall mean, for any
            day, (i) the margin of interest over the Adjusted Eurodollar Rate or Base Rate, as the case may be, that is applicable when any interest rate is determined under this Agreement, or (ii) the per annum percentage rate that is applicable when any Revolving Commitment Fee is determined under this Agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based upon the Leverage Ratio. Effective as of each Adjustment Date, the Applicable Margin for each Type of Loan or Revolving Commitment Fee, as applicable, shall be adjusted to reflect the Applicable Margin prescribed below for the Leverage Ratio as demonstrated by the Compliance Certificate delivered for that Fiscal Quarter:

------------- ------------------------------------------------ ------------------- -------------- ----------------
                                                                                                      REVOLVING
                                                                 EURODOLLAR RATE     BASE RATE     COMMITMENT FEE
                                                                   APPLICABLE        APPLICABLE      APPLICABLE
    LEVEL                       LEVERAGE RATIO                       MARGIN            MARGIN          MARGIN
------------- ------------------------------------------------ ------------------- -------------- ----------------
      I       Less than 0.75 to 1.00                                  0.50%              0%            0.20%
------------- ------------------------------------------------ ------------------- -------------- ----------------


CREDIT AGREEMENT - PAGE 22

------------- ------------------------------------------------ ------------------- -------------- ----------------
              Greater than or equal to 0.75 to 1.00, but less
     II       than 1.50 to 1.00                                      0.625%              0%            0.20%
------------- ------------------------------------------------ ------------------- -------------- ----------------

              Greater than or equal to 1.50 to 1.00, but less
     III      than 2.00 to 1.00                                      0.750%              0%            0.25%
------------- ------------------------------------------------ ------------------- -------------- ----------------

              Greater than or equal to 2.00 to 1.00, but less
     IV       than 2.50 to 1.00                                       1.00%              0%            0.30%
------------- ------------------------------------------------ ------------------- -------------- ----------------

      V       Greater than or equal to 2.50 to 1.00                   1.25%             0.25%         0.375%
------------- ------------------------------------------------ ------------------- -------------- ----------------

                        (b) Notwithstanding anything to the contrary contained
            herein, Applicable Margin shall mean the percentage prescribed in Level II above during the period commencing on the Closing Date until receipt by the Agent and the Lenders of (i) the Borrowers audited consolidated financial statement and Consolidating Schedules for the Fiscal Year ending December 31, 1998, and (ii) a Compliance Certificate that demonstrates a change in the Leverage Ratio that would cause another Applicable Margin to be applicable pursuant to
            Section 3.2(a).

                        (c) Upon delivery of the Compliance Certificate pursuant
            to subsection 8.1(c) in connection with the financial statements of Borrower and the Subsidiaries required to be delivered pursuant to
            Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on December 31, 1998, the Applicable Margin shall automatically be adjusted in accordance with the Leverage Ratio set forth therein and the table set forth in Section 3.2(a), such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 8.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an Adjustment Date). If Borrower fails to deliver such Compliance Certificate which so sets forth the Leverage Ratio within the period of time required by subsection 8.1(c), the Applicable Margin shall automatically be adjusted to the highest Applicable Margin provided in the table set forth in Section 3.2(a), such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

            Section III.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of all Loans (including Base Rate Loans and Eurodollar Loans), on each Quarterly Payment Date; (ii) in addition to accrued interest paid in accordance with the foregoing


CREDIT AGREEMENT - PAGE 23
clause (i) and with respect to Eurodollar Loans, on the last day of the Interest Period with respect thereto; and (iii) on the Termination Date.

            Section III.4 Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of all Loans and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document shall bear interest at the applicable Default Rate at the Required Lenders' option beginning upon the occurrence of such Event of Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.

            Section III.5 Conversions and Continuations of Loans. Subject to
Section 4.2, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Loan (other than a Swingline Loan) into a Eurodollar Loan under the same Revolving Loan or to Continue Eurodollar Loans in existence as Eurodollar Loans under the same Revolving Loan, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.3; (b) a Eurodollar Loan may only be Converted on the last day of the Interest Period therefore; (c) except for Conversions into Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing; and (d) the Swingline Loan may not be a Eurodollar Loan.

            Section III.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Eurodollar Loans and the Default Rate when calculated with respect to a Eurodollar Loan, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be and (ii) with respect to Base Rate Loans, the Default Rate when calculated based on the Base Rate and all fees payable hereunder, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            Section III.7 Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a nonrefundable commitment fee (Revolving Commitment Fee) on the daily average unused amount of such Lender's Commitment for the period from and including the Closing Date to and including the Termination Date, at the Applicable Margin rate (as prescribed in Sections 3.2(a) and (b) hereof based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the Revolving Commitment Fee hereunder, the Commitments shall be deemed utilized by all outstanding Revolving Loans and all Letter of Credit Liabilities but shall not, for purposes of this Section 3.7 only, be deemed utilized by any Swingline Loans. Accrued Revolving Commitment Fee under this Section 3.7 shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

            Section III.8 Syndication Fee. Upon the exercise of the Borrowers option pursuant to Section 2.6, the Borrower agrees to pay to the Agent on each Increase Date solely for the account


CREDIT AGREEMENT - PAGE 24
of the Agent a nonrefundable syndication fee in an amount equal to 0.1% of the actual increase in the aggregate amount of Commitments.

                                   ARTICLE IV

                             Administrative Matters

            Section IV.1 Borrowing Procedure. The Borrower shall give the Agent by means of a Loan or Letter of Credit Request Form, and the Agent will give the Lenders, notice of each borrowing under any Commitment in accordance with
Section 4.3. Not later than 3:00 p.m. on the date specified for each borrowing under the applicable Commitment (other than the Swingline Commitment) each Lender will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by
(a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing. Swingline Lender at its option may accept telephone requests for Swingline Loans received not later than 1:00 p.m. on the date of such requested borrowing. Any telephone request for a Swingline Loan by the Borrower shall be promptly confirmed by delivery of written Loan or Letter of Request Form for such Swingline Loan via facsimile to the Swingline Lender not later than 4:30 p.m. on the same date of such telephone request. Not later than 3:00 p.m. on the date specified for each borrowing under the Swingline Commitment, the Swingline Lender will make available the amount of the Swingline Loan to be made by it on such date to the Borrower by (i) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Swingline Lender at the Principal Office or (ii) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

            Section IV.2 Minimum Amounts. Except for prepayments pursuant to
Article 5, each borrowing under (a) a Revolving Loan constituting a Base Rate Loan and each prepayment of Revolving Loans constituting Base Rate Loans shall be in an amount at least equal to Three Hundred Thousand Dollars ($300,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000); and
(b) a Swingline Loan and each prepayment of Swingline Loans shall be in an amount at least equal to One Hundred Thousand Dollars ($100,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000). Except for Conversions pursuant to Article 5, each Eurodollar Loan shall be in a minimum principal amount of Five Million Dollars ($5,000,000) or any larger amount in increments of One Million Dollars ($1,000,000).

            Section IV.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Loans shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. (a) on the Business Day which is at least three (3) Business Days prior to the date of termination or reduction of Commitments, (b) on the Business Day of the borrowing, prepayment or repayment of Base Rate Loans, or Conversions into Base Rate Loans, or (c) on the Business Day which is at least three (3) Business Days prior to the date of borrowing, prepayment


CREDIT AGREEMENT - PAGE 25
or repayment of Eurodollar Loans, Conversions into or Continuations as Eurodollar Loans. Any notices of the type described in this Section 4.3 which are received by the Agent after 1:00 p.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall (a) specify the Loans to be borrowed or prepaid or the Loans to be Converted or Continued; (b) the amount (subject to Section 4.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Loan to result from such Conversion; (d) in the case of a borrowing (other than a borrowing under the Swingline Loan), the Type of Loan or Loans to be applicable to such borrowing and the amounts thereof; (e) in the event a Eurodollar Loan is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business
Day). The Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received after 1:00 p.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.3, such Loan (if outstanding as Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not borrow any Eurodollar Loans, Convert any Base Rate Loans into Eurodollar Loans, or Continue any Eurodollar Loan as a Eurodollar Loan if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

            Section IV.4 Prepayments. Subject to Section 4.2 and the provisions of this Section 4.4, Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 4.3, prepay or repay any Loan in full or in part. Eurodollar Loans may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the Borrower pays to the Agent for the account of the applicable Lenders any amounts due under Section 5.5 as a result of such prepayment or repayment.

            Section IV.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Significant Subsidiary under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Significant Subsidiary making any payment shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower or such Significant Subsidiary fails to so specify, or if a Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.6 hereof). Each payment received by the Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever


CREDIT AGREEMENT - PAGE 26
any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and Revolving Commitment Fee, as the case may be.

            Section IV.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan (other than the Swingline Loan) shall be made by the Lenders, each payment of the Revolving Commitment Fee under Section 3.7 and letter of credit fees under subsection 2.7(c) shall be made for the account of the Lenders, and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Lenders holding Loans of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Agent or the Lenders holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Lenders (provided that only the Agent shall be entitled to principal and interest on the Swingline Loan unless the other Lenders have funded their participations therein in accordance with subsection 2.8(c); (d) proceeds of any collateral shall be shared by the Agent and the Lenders pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Lenders; and (e) the Lenders (other than the Agent) shall purchase from the Agent and the Swingline Lender, respectively, participations in the Letters of Credit and Swingline Loans to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

            Section IV.7 Sharing of Payments. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through the Agent) through the exercise of any right of setoff, bank's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of setoff, Lender's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.


CREDIT AGREEMENT - PAGE 27

            Section IV.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the Payor) prior to the date on which such Lender is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the Required Payment), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) if recovered from a Lender, at the Federal Funds Rate for such period and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Loan, as determined pursuant to Section 3.1 and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

            Section IV.9 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Lender to fund its participation in the Swingline Loans and Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, setoff, counterclaim, defenses or other rights which such Lender, the Borrower, any Significant Subsidiary, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under Article 6 to be satisfied; or (f) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Swingline Loan or a Letter of Credit as required hereby, such Lender shall remain obligated to pay to the Swingline Lender or the Agent, respectively, the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Swingline Lender or the Agent, respectively, at a rate per amount equal to the Federal Funds Rate for such period and the Swingline Lender or the Agent, respectively, shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due the Swingline Lender or the Agent, respectively, under this sentence.

                                    ARTICLE V

                             Change in Circumstances

            Section V.1 Increased Cost and Reduced Return.

                        (a If, after the date hereof, the adoption of any
            applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the


CREDIT AGREEMENT - PAGE 28
            interpretation or administration thereof by any governmental authority, central Lender, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central Lender, or comparable agency:

                                    (i shall subject such Lender (or its
                        Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Loans, issue or participate in Letters of Credit, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                                      (ii shall impose, modify, or deem
                        applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                                     (iii shall impose on such Lender (or its
                        Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

            and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Lender Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                        (b If, after the date hereof, any Lender shall have
            determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central Lender, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central Lender, or comparable agency, has or would


CREDIT AGREEMENT - PAGE 29
            have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                        (c Each Lender shall promptly notify the Borrower and
            the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender fails to give such notice of any such event within ninety (90) days after it obtains knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for diminished return as a result of such reduction for the period from and after the date ninety (90) days prior to the date that such Lender does give such notice.


            Section V.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                        (a the Agent determines (which determination shall be
            conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                        (b the Required Lenders determine (which determination
            shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

            Section V.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain,


CREDIT AGREEMENT - PAGE 30
or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 5.4 shall be applicable).

            Section V.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.1 or 5.3 hereof (Loans of such Type being herein called Affected Loans and such Type being herein called the Affected Type), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

                        (a to the extent that such Lender's Affected Loans have
            been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                        (b all Loans that would otherwise be made or Continued
            by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

            Section V.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

                        (a any payment, prepayment, or Conversion of a
            Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.2(a) on a date other than the last day of the Interest Period for such Loan; or


CREDIT AGREEMENT - PAGE 31

                        (b any failure by the Borrower for any reason
            (including, without limitation, the failure of any condition precedent specified in Article 6 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

            Section V.6 Taxes.

                        (a Any and all payments by the Borrower to or for the
            account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as Taxes). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable hereunder shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address below its signature hereof, the original or a certified copy of a receipt evidencing payment thereof.

                        (b In addition, the Borrower agrees to pay any and all
            present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as Other Taxes).

                        (c The Borrower agrees to indemnify each Lender and the
            Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                        (d Each Lender organized under the laws of a
            jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if reasonably requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with


CREDIT AGREEMENT - PAGE 32

            (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                        (e For any period with respect to which a Lender has
            failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), or to the extent such form does not establish a complete exemption from withholding, such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                        (f If the Borrower is required to pay additional amounts
            to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                        (g Within thirty (30) days after the date of any payment
            of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                        (h Without prejudice to the survival of any other
            agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the termination of the Commitments and the payment in full of the Notes.

            Section V.7 Replacement of a Lender. If (i) the obligation of a Lender (other than the Agent as a Lender) to make or Continue Eurodollar Loans has been suspended pursuant to Section 5.1, 5.2 or 5.3 or (ii) a Lender (other than the Agent as a Lender) has demanded compensation under Section 5.1 or
Section 5.6, the Borrower shall have the right to require such Lender to assign to an Eligible Assignee selected by the Borrower and reasonably satisfactory to the Agent (which may be one or more of the Lenders) the Notes and participation interests in the Letter of Credit Liabilities and Swingline Loans held by such Lender pursuant to the terms of an appropriately completed Assignment and Acceptance in accordance with subsection 13.7; provided


CREDIT AGREEMENT - PAGE 33
that, neither the Agent nor any Lender shall have any obligation to Borrower to find any such Eligible Assignee and in order for Borrower to replace a Lender, the Borrower must require such replacement within three (3) months of the date such obligations of the Lender were suspended or the date the Lender demanded such compensation. Each Lender (other than the Agent as a Lender) agrees to its replacement at the option of the Borrower pursuant to this Section 5.7; provided that, the Eligible Assignee selected by Borrower shall purchase such Lender's interest in the Obligations of the Borrower to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment and letter of credit fees accrued for the account of such Lender, any breakage costs incurred by the selling Lender because of the prepayment of any Eurodollar Loans, all other fees (if any) applicable thereto and all other amounts (including any amounts due under Section 5.1 or 5.6) then owing to such Lender hereunder or under any other Loan Document.

                                   ARTICLE VI

                              Conditions Precedent

            Section VI.1 Initial Loan and Letter of Credit. The obligation of each Lender to make its initial Loan and the obligation of the Agent to issue the initial Letter of Credit and make the initial Swingline Loan are subject to the condition precedent that the Agent shall have received on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the
Agent:

                        (a Resolutions. Resolutions of the Board of Directors of
            the Borrower and each Significant Subsidiary certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

                        (b Incumbency Certificate. A certificate of incumbency
            certified by the Secretary or an Assistant Secretary of the Borrower and each Significant Subsidiary certifying the name of each of its officers (i) who is authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and
            (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

                        (c Certificate of Incorporation. The certificate of
            incorporation of the Borrower and each Significant Subsidiary certified by the Secretary of State of the state of its incorporation and dated a current date.

                        (d Bylaws. The bylaws of the Borrower and each
            Significant Subsidiary certified by its Secretary or an Assistant Secretary.


CREDIT AGREEMENT - PAGE 34

                        (e Governmental Certificates. Certificates of the
            appropriate government officials of the state of incorporation of the Borrower and each Significant Subsidiary as to its existence and good standing and certificates of the appropriate government officials of each state in which the Borrower and each Significant Subsidiary is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each such Significant Subsidiary's qualification to do business and good standing in such state, all dated a current date.

                        (f Notes. The Notes executed by the Borrower.

                        (g Guaranty. A Guaranty duly executed by each
            Significant Subsidiary.

                        (h Contribution and Indemnification Agreement. A
            Contribution and Indemnification Agreement duly executed by each Significant Subsidiary.

                        (i Termination Agreement. A termination agreement in
            form and substance reasonably satisfactory to the Agent or other documents confirming that the prior credit facilities provided pursuant to that certain Amended and Restated Credit Agreement dated as of April 29, 1996, by and among the Borrower, the several lenders from time to time party thereto and Norwest Bank Minnesota, National Association, as agent, shall be terminated and paid in full effective as of the Closing Date.

                        (j Opinion of Counsel. Favorable opinions of legal
            counsel to the Borrower and the Significant Subsidiaries as to such matters as the Agent or the Required Lenders may reasonably request.

                        (k Lender Fees. The arrangement, upfront, underwriting
            and administrative fees Borrower has agreed to pay to NationsBank and the other Lenders (as to the upfront fees only) under and as described in the terms of that certain fee letter dated August 14, 1998 among Borrower, NationsBank and NationsBanc Montgomery Securities LLC.

                        (l Attorneys' Fees and Expenses. Evidence that the costs
            and expenses (including reasonable attorneys' fees) referred to in
            Section 3.1, to the extent incurred, shall have been paid in full by the Borrower.

                        (m Financial Statements. Audited consolidated financial
            statements of the Borrower and the Subsidiaries as at and for the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997 containing balance sheets and statements of income and cash flow, all in reasonable detail and audited and certified by independent certified public accountants of recognized national standing acceptable to the Agent, to the effect that such reports have been prepared in accordance with GAAP.

            Section VI.2 All Loans and Letters of Credit. The obligation of each Lender to make any Loan (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit


CREDIT AGREEMENT - PAGE 35

(including the initial Letter of Credit) or make any Swingline Loan are subject to the following additional conditions precedent:

                        (a Loan or Letter of Credit Request Form. The Agent or
            Swingline Lender shall have received a Loan or Letter of Credit Request Form, dated the date of such Loan or Letter of Credit, as applicable, executed by an Executive Officer of the Borrower, or any designee thereof;

                        (b No Default. No Default shall have occurred and be
            continuing, or would result from such Loan or Letter of Credit;

                        (c Representations and Warranties. All of the
            representations and warranties contained in Article 7 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                        (d Additional Documentation. The Agent shall have
            received such additional approvals, opinions, or documents as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 6.2(b) and (c) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE VII

                         Representations and Warranties

            To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders that:

            Section VII.1 Corporate Existence. The Borrower and each Subsidiary
(a) is a corporation or other entity (as reflected on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower and each Significant Subsidiary has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.


CREDIT AGREEMENT - PAGE 36

            Section VII.2 Financial Statements. The Borrower has delivered to the Agent and the Lenders audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended December 31, 1997 and unaudited consolidated financial statements of the Borrower and the Subsidiaries for the Fiscal Quarter ended June 30, 1998. Such financial statements, have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole since December 31, 1997.

            Section VII.3 Corporate Actions: No Breach. The execution, delivery, and performance by the Borrower and each Significant Subsidiary of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Significant Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificate of incorporation or bylaws or other applicable organizational documents of the Borrower or any of such Subsidiary, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator other than such violations, conflicts and breaches which could not be reasonably expected to have a Material Adverse Effect, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject (the Other Agreements) other than such violations, conflicts and breaches which could not be reasonably expected to have a Material Adverse Effect, or (b) constitute a default under any Other Agreement, or result in the creation or imposition of any Lien (except as permitted herein) upon any of the revenues or assets of the Borrower or any Subsidiary other than such defaults which could not be reasonably expected to have a Material Adverse Effect.

            Section VII.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

            Section VII.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could be reasonably expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.


CREDIT AGREEMENT - PAGE 37

            Section VII.6 Rights in Properties; Liens; Nonproductive Assets. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2 except where the failure to maintain good title to or valid leasehold interest could reasonably be expected to have a Material Adverse Effect (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement), and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

            Section VII.7 Enforceability. The Loan Documents to which the Borrower or any Significant Subsidiary is party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Significant Subsidiary, as applicable, enforceable against Borrower or the applicable Significant Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

            Section VII.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Significant Subsidiary of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations the failure to obtain or make could not be reasonably expected to have a Material Adverse Effect.

            Section VII.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 9.1.

            Section VII.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales and use tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established except where failure to file or pay could reasonably be expected to have a Material Adverse Effect. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

            Section VII.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.


CREDIT AGREEMENT - PAGE 38

            Section VII.12 ERISA. The Borrower, each Subsidiary, ERISA Affiliate, and each Plan are in compliance with all applicable provisions of ERISA and the Code except for such events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code with respect to all of their Plans except for those instances of noncompliance with such requirements that will not have a Material Adverse Effect and no accumulated funding deficiency (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Plan, whether or not waived. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, determined on a termination basis as of the most recent valuation date of the Plan and in accordance with ERISA, by an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code.

            Section VII.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            Section VII.14 Subsidiaries. As of the Closing Date and as of any date Schedule 7.14 is amended pursuant to Section 8.10, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto. Schedule 7.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each Subsidiary, and with respect to each Significant Subsidiary that is a corporation, the authorized, issued and outstanding capital stock of each such Significant Subsidiary. All of the outstanding capital stock of each Significant Subsidiary listed on Schedule 7.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Significant Subsidiary except as listed on Schedule 7.14.


CREDIT AGREEMENT - PAGE 39

            Section VII.15 Agreements. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which could not be reasonably be expected to have a Material Adverse Effect.

            Section VII.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than defaults which could not be reasonably expected to have a Material Adverse Effect.

            Section VII.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an investment company within the meaning of the Investment Company Act of 1940, as amended.

            Section VII.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a holding company or a subsidiary company of a holding company or an Affiliate of a holding company or a public utility within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            Section VII.19 Environmental Matters. Except for those matters which will not have a Material Adverse Effect:

                        (a The Borrower, each Subsidiary, and all of their
            respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past or present conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                        (b The Borrower and each Subsidiary have obtained all
            permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                        (c No Hazardous Materials exist on, about, or within or
            have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                        (d Neither the Borrower nor any of the Subsidiaries nor
            any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;


CREDIT AGREEMENT - PAGE 40

                        (e There are no conditions or circumstances associated
            with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

                        (f Neither the Borrower nor any of the Subsidiaries is a
            treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws;

                        (g Neither the Borrower nor any of the Subsidiaries has
            filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                        (h No Lien arising under any Environmental Law has
            attached to any property or revenues of the Borrower or the Subsidiaries.

            Section VII.20 Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could reasonably be expected to be adversely affected by the "Year 2000 Problem" (that is the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, substantially implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be Year 2000 compliant), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                  ARTICLE VIII

                               Positive Covenants

            The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

            Section VIII.1 Reporting Requirements. The Borrower will furnish to the Agent and each Lender:

                        (a Annual Financial Statements. As soon as available,
            and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal


CREDIT AGREEMENT - PAGE 41

            Year ending December 31, 1998, (i) a copy of the annual audited consolidated financial statement of the Borrower and the Subsidiaries for such Fiscal Year containing balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized national standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP and (ii) a copy of the Consolidating Schedules for such Fiscal Year, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer, treasurer or assistant treasurer of the Borrower;

                        (b Quarterly Financial Statements. As soon as available,
            and in any event within fifty (50) days after the end of each of the first three (3) Fiscal Quarters in each such Fiscal Year, (i) a copy of an unaudited consolidated financial statement of the Borrower and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer, treasurer or assistant treasurer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries at the date and for the periods indicated therein and
            (ii) a copy of the Consolidating Schedules as of the end of such period and for the portion of the Fiscal Year then ended, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer, treasurer or assistant treasurer of the Borrower to fairly present the financial condition and results of operations of the Borrower and the Subsidiaries at the date and for the periods indicated therein;

                        (c Compliance Certificate. Within fifty (50) days after
            the end of each Fiscal Quarter of each Fiscal Year, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate accompanying the applicable financial statements required to be delivered pursuant to Section 8.1(a) or 8.1(b), as applicable;

                        (d Management Letters. Promptly upon receipt thereof, a
            copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                        (e Notice of Litigation. Promptly after the commencement
            thereof, notice of all actions, suits, investigations (with respect to investigations only, of which the Borrower has actual knowledge) and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;


CREDIT AGREEMENT - PAGE 42

                        (f Notice of Default. As soon as possible and in any
            event within five (5) Business Days after an Executive Officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                        (g ERISA Reports. Promptly after the filing or receipt
            thereof, copies of all material reports, including annual reports, and notices which the Borrower or any ERISA Affiliate files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor with respect to any Plan; and as soon as possible and in any event within five (5) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action, if any, that the Borrower proposes to take with respect thereto;

                        (h Notice of Material Adverse Effect. As soon as
            possible and in any event within five (5) Business Days after an Executive Officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                        (i Proxy Statements, Etc. As soon as available, one copy
            of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus, or any other document filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                        (j General Information. Promptly, such other information
            concerning the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request; and

                        (k Balance Sheets. (i) Within ninety (90) days after the
            Closing Date, balance sheets as of September 30, 1998 for each domestic Subsidiary;

                                    ii)At any time upon the request of the
                        Required Lenders, within thirty (30) calendar days of such request, balance sheets for each domestic Subsidiary of the Borrower for the last reported period; and

                                    (iii) Upon the occurrence and during the
                        continuance of an Event of Default and at the request of the Required Lenders, within five (5) Business Days of such request, balance sheets for each domestic Subsidiary of the Borrower for the last reported period.


CREDIT AGREEMENT - PAGE 43

            Section VIII.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 9.3, the Borrower will, and will cause each Significant Subsidiary to, preserve and maintain its corporate or other organizational existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

            Section VIII.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear), the failure of which could reasonably be expected to have a Material Adverse Effect.

            Section VIII.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, penalties, interest, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge or Liens which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

            Section VIII.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Agent.

            Section VIII.6 Inspection Rights. At any reasonable time and from time to time prior to a Default upon three (3) Business Day's prior notice and at any reasonable time after the occurrence and during the continuance of a Default, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers and independent certified public accountants.

            Section VIII.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

            Section VIII.8 Compliance with Law. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than such noncompliance which will not have a Material Adverse Effect.


CREDIT AGREEMENT - PAGE 44

            Section VIII.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which will not have a Material Adverse Effect.

            Section VIII.10 Further Assurances; Significant Subsidiary Guaranty and Contribution and Indemnification Agreement. The Borrower will, and will cause each Significant Subsidiary to, execute and deliver such further documentation and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of the Loan Documents. Without limiting the foregoing, upon the creation or acquisition of any Significant Subsidiary or if any Insignificant Subsidiarys gross revenues or total assets increase so that it becomes a Significant Subsidiary, the Borrower shall (a) provide written notice of such event to the Agent within five (5) Business Days following the date an Executive Officer of the Borrower has knowledge thereof and (b) cause each such Significant Subsidiary to execute and deliver a Guaranty, a Contribution and Indemnification Agreement, and such other documentation as the Agent may request to cause such Significant Subsidiary to evidence or otherwise implement the guaranty of the Obligations contemplated by a Guaranty or a Contribution and Indemnification Agreement within thirty (30) calendar days following the date an Executive Officer of the Borrower has knowledge thereof. No Subsidiary that is a Foreign Company shall be required to execute a Guaranty or a Contribution and Indemnification Agreement. If any Significant Subsidiary is created or acquired after the Closing Date, the Borrower shall execute and deliver to the Agent (a) an amendment to Schedule
7.14 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition of the new Significant Subsidiary) and (b) any other documents which would have otherwise been required to be delivered to the Agent and the Lenders if such Significant Subsidiary had been a Significant Subsidiary as of the Closing Date. If any Insignificant Subsidiary is created or acquired after the Closing Date, the Borrower shall execute and deliver to the Agent an amendment to Schedule 7.14 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition of the new Subsidiary) on the date of actual delivery of a Compliance Certificate under Section 8.1(c) demonstrating the existence thereof.

            Section VIII.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

            Section VIII.12 Year 2000 Compliance. The Borrower will promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

            Section VIII.13 Fiduciary Accounts. Within five (5) Business Days of opening or closing a Fiduciary Account, the Borrower shall execute and deliver to the Agent an amendment to Schedule 7.21 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition or deletion of a Fiduciary Account). Upon the occurrence and during the continuance of an Event of Default and at the request of the Required Lenders, the Borrower will


CREDIT AGREEMENT - PAGE 45
transfer, or will cause the transfer of, the funds owned by the Borrower and/or its Subsidiaries in the Fiduciary Accounts at such intervals as determined by the Agent into a general corporate account of the Borrower maintained at Agent.

                                   ARTICLE IX

                               Negative Covenants

            The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

            Section IX.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

                        (a) Debt to the Lenders pursuant to the Loan Documents;

                        (b) Debt (including, without limitation, the UK Senior
            Facility) described on Schedule 9.1 (b) hereto and any extensions, renewals or refinances thereof so long as (i) the principal amount of such Debt and the formula for determining the interest rate charged thereon after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding and the formula for determining the interest rate which was in effect immediately prior to such renewal, extension or refinancing; provided however, (1) the aggregate principal amount of the Debt incurred in connection with the UK Senior Facility may increase to an amount not to exceed Eighteen Million Dollars ($18,000,000) (such amount as determined based on the exchange rate on the date of such increase) and (2) the formula for determining the interest rate of the UK Senior Facility may increase and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

                        (c) Intercompany Debt among Borrower and the
            Subsidiaries; provided that (i) the obligations of each obligor of such Debt shall be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and shall have such other terms and provisions as Agent may reasonably require; provided however, so long as no Default has occurred and is continuing, such subordinated obligations may be repaid; (ii) the aggregate amount of such Debt outstanding at any time which is owed by the Insignificant Subsidiaries to Borrower shall not exceed Ten Million Dollars ($10,000,000); and (iii) the aggregate amount of such Debt outstanding at any time which is owed by Subsidiaries organized in a jurisdiction outside the United States of America shall not exceed the sum of Five Million Dollars ($5,000,000);

                        (d) Debt (including Capital Lease Obligations but
            excluding Debt described in Section 9.1(e)) not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in


CREDIT AGREEMENT - PAGE 46
            the aggregate at any time outstanding secured by purchase money Liens permitted by Section 9.2;

                        (e) Debt incurred in connection with the airplane lease
            described on Schedule 9.1(e) hereto;

                        (f) Guaranties incurred in the ordinary course of
            business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations of the Borrower or any Subsidiary not exceeding at any time outstanding One Million Dollars ($1,000,000) in aggregate liability;

                        (g) Debt which constitutes Strategic Investments which
            is permitted by Section 9.5;

                        (h) Guaranties of Debt otherwise permitted by clauses
            (a) through (g) of this Section 9.1; and

                        (i) Debt in addition to that specifically described in
            clauses (a) through (h) of this Section 9.1 which in the aggregate does not exceed One Million Dollars ($1,000,000) at any time outstanding.

            Section IX.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

                        (a) Liens disclosed on Schedule 9.2 hereto;

                        (b) Encumbrances consisting of minor easements, zoning
            restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                        (c) Liens (other than Liens relating to Environmental
            Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                        (d) Liens of mechanics, materialmen, warehousemen,
            carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

                        (e) Liens resulting from good faith deposits to secure
            payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids or contracts (other than for payment of Debt);


CREDIT AGREEMENT - PAGE 47

                        (f) Liens for purchase money obligations; provided that:
            (i) the Debt secured by any such Lien is permitted under Section 9.1; and (ii) any such Lien encumbers only the asset so purchased;

                        (g) Any attachment or judgment Lien not constituting an
            Event of Default;

                        (h) Liens arising from filing UCC financing statements
            regarding leases not prohibited by this Agreement;

                        (i) Liens in favor of the Borrower or any Subsidiary to
            support intercompany Debt permitted by this Agreement;

                        (j) Liens on property of a Person existing at the time
            such Person becomes a Subsidiary; provided, that such Liens were in existence prior to such acquisition and do not extend to any assets other than those of such Person;

                        (k) Liens on property existing at the time of
            acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to such acquisition; and

                        (l) Liens securing Debt in an amount less than One
            Hundred Thousand Dollars ($100,000) outstanding; provided however, the aggregate amount of such Debt shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding.

Except as provided on Schedule 9.2, neither Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein or on Schedule 9.2, Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions pay any Debt owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

            Section IX.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or of a division or branch of any Person or any shares or other equity interest issued by any Person (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, (i) a Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom and its assets are transferred to Borrower or a Significant Subsidiary; (ii) any Subsidiary may merge with and into Borrower if Borrower is the surviving entity and no Default exists or would result therefrom; (iii) any Subsidiary may merge with and into any other Subsidiary


CREDIT AGREEMENT - PAGE 48
that is organized under the laws of the United States of America if the Subsidiary organized under the laws of the United States of America is the surviving entity, no Default exists or would result therefrom and, to the extent applicable, Section 8.10 is complied with; (iv) any Subsidiary organized under the laws of a jurisdiction outside the United States of America may merge with any other Subsidiary organized under the laws of a jurisdiction outside of the United States of America, if no Default exists or would result therefrom; and
(v) the Borrower may make any Permitted Acquisitions, Permitted Investments, Approved Acquisitions and Strategic Investments.

            Section IX.4 Restricted Junior Payments. Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of Borrower now or hereafter outstanding; provided however, the Borrower may make regularly scheduled quarterly dividends based on historical dividend methodology of the Borrower so long as (i) no Default shall have occurred and be continuing immediately before and immediately after such payment, (ii) compliance of the Borrower with the historical dividend methodology as to such dividends and (iii) in the case of any increase in the dividend amount to be paid per share over the most recent dividend previously paid, Borrower shall have obtained Agents prior written approval to such increase, such approval not to be unreasonably withheld; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of Borrower now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity interest of Borrower now or hereafter outstanding; provided however, Borrower may purchase or acquire any shares of any class of stock of the Borrower or make any payment to retire or obtain the surrender of any outstanding warrants or options to acquire shares of any class of stock of the Borrower in an aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000) at any time.

            Section IX.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person except:

                        (a) Borrower and its Subsidiaries may own stock of the
            Subsidiaries existing on the Closing Date and notes payable by Subsidiaries in accordance with the restrictions set forth in
            Section 9.1;

                        (b) loans and advances to employees for business
            expenses incurred in the ordinary course of business not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding;

                        (c) Strategic Investments, including those specified on
            Schedule 9.5 hereto, in the aggregate at any time outstanding not to exceed Sixty Million Dollars ($60,000,000); provided however, (i) Borrower shall have obtained the Agents prior written consent (which consent shall not be unreasonably withheld) to the purchase of any Strategic Investment in an amount greater than One Million Dollars ($1,000,000) made after the date hereof and


CREDIT AGREEMENT - PAGE 49

            (ii) in the event Borrower or any Subsidiary sells a Strategic Investment, the total amount of Strategic Investments outstanding at such time shall be reduced by an amount equal to the lesser of (1) the original purchase price of such Strategic Investment sold and
            (2) the sale price of such Strategic Investment sold;

                        (d) Permitted Investments;

                        (e) Permitted Acquisitions for which the total
            consideration contracted for at closing during any four (4) consecutive Fiscal Quarters of the Borrower does not exceed in the aggregate One Hundred Million Dollars ($100,000,000) (for purposes hereof, if the total consideration of any Permitted Acquisition includes a component incapable of valuation at closing (i.e., profits interest) (Future Amount) then (i) the component of consideration which can be valued at the closing of such Permitted Acquisition shall be deemed to be contracted for at closing of such Permitted Acquisition and (ii) upon payment of the Future Amount, such payment shall be deemed to be contracted for in the Fiscal Quarter such payment is made for the purpose of calculating the amount of consideration paid for such Permitted Acquisition);

                        (f) acquisitions of all the equity or other comparable
            interests issued by a Person or the acquisition of all or substantially all of such Persons assets (together with all the equity or other comparable interests issued by a Person herein an Approved Acquisition) other than a Permitted Acquisition in an aggregate amount for all such Approved Acquisitions of Ten Million Dollars ($10,000,000) at any time; provided however, in the event Borrower or any Subsidiary sells such Approved Acquisition, the total amount of Approved Acquisitions outstanding at such time shall be reduced by an amount equal to the lesser of (i) the original purchase price of such Approved Acquisition sold and (ii) the sale price of such Approved Acquisition sold;

                        (g) advances pursuant to the Rapid Recovery Facility to
            clients of the Borrower not to exceed Twenty Million Dollars ($20,000,000) in the aggregate outstanding at any time; provided however, (i) such advances are not outstanding more than fifteen
            (15) Business Days, (ii) the reinsurer associated with each such advance shall have capital and surplus of at least One Hundred Million Dollars ($100,000,000) as most recently reported to the applicable Governmental Authority and the aggregate amount of all such advances with respect to such reinsurer is not in excess of the greater of (A) Two Million Dollars ($2,000,000) and (B) two percent (2%) of such reinsurers capital and surplus as most recently reported to the applicable Governmental Authority, and (iii) such clients are rated at least B+ by the Bests Insurance Reports and the aggregate amount of all such advances to a single client are not greater than fifteen percent (15%) of such clients capital and surplus as most recently reported to the applicable Governmental Authority; and

                        (h) all advances pursuant to the Rapid Recovery Facility
            (other than advances described in Section 9.5(g)) or outside the Rapid Recovery Facility but for the same purpose to clients of the Borrower not to exceed Five Million Dollars ($5,000,000) in the aggregate outstanding at any time.


CREDIT AGREEMENT - PAGE 50

            Upon the date of actual delivery of a Compliance Certificate under
Section 8.1(c) or under the definition of Permitted Acquisition in Section 1.1 demonstrating the existence thereof, any investments made as permitted hereunder shall be recharacterized from time to time, as applicable, as either Strategic Investments, Permitted Acquisitions or Approved Acquisitions, as applicable, in accordance with the criteria set forth in the definitions of such terms set forth in Section 1.1 and herein. Any such recharacterization shall immediately result in the coverage of such investment from one subsection of this Section
9.5 to the new subsection, as applicable, provided however, an additional condition of an acquisition constituting an Approved Acquisition in or of a Person moving out of Section 9.5 (f) to any other subsection is the requirement that the EBITDA of such Person for the prior four (4) Fiscal Quarter period be positive.

            Section IX.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock or other equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock or other equity interests, or (c) any option, warrant, or other right to acquire any of its capital stock or other equity interests; provided however, (i) Borrower or any Subsidiary may issue stock options or capital stock upon exercise of stock options issued pursuant to the Stock Option Plans and (ii) the Borrower or any Subsidiary may transfer any capital stock or other equity interests in a Subsidiary to either the Borrower or any other Subsidiary so long as at the time of such transfer, Borrower shall redetermine whether the Subsidiaries involved in such transfer are Significant Subsidiaries immediately after giving effect thereto.

            Section IX.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

            Section IX.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose (collectively, a Disposition) of any of its assets with net sale proceeds of any Disposition greater than One Million Dollars ($1,000,000), except Dispositions of unnecessary, obsolete or worn out equipment or Dispositions of assets of a Subsidiary to the Borrower or another Subsidiary so long as at the time of such Disposition, Borrower shall redetermine whether the Subsidiaries involved in such Disposition are Significant Subsidiaries immediately after giving effect thereto.

            Section IX.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.


CREDIT AGREEMENT - PAGE 51

            Section IX.10 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or lines of business complementary or reasonably related to their existing lines of business.

            Section IX.11 Fiscal Quarter and Fiscal Year. The Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three (3) Fiscal Quarters of its Fiscal Years is calculated.

                                    ARTICLE X

                               Financial Covenants

            The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

            Section X.1 Net Worth. Beginning at the Closing Date for the Fiscal Quarter ended September 30, 1998, the Borrower will at all times maintain a Net Worth in an amount not less than Ninety Million Dollars ($90,000,000), and for each Fiscal Quarter thereafter, not less than the sum of (i) the minimum Net Worth required for the prior Fiscal Quarter then ended, plus (ii) 75% of the Borrowers Net Income for the prior Fiscal Quarter then ended, plus (iii) 75% of the net proceeds of any equity issuances by the Borrower for the prior Fiscal Quarter then ended. If Net Income for a Fiscal Quarter is negative, no adjustment to the requisite level of Net Worth shall be made.

            Section X.2 Fixed Charge Coverage Ratio. The Borrower will at all times maintain a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0.

            Section X.3 Leverage Ratio. The Borrower will at all times maintain a Leverage Ratio of not more than 2.5 to 1.0.

            Section X.4 Tangible Net Worth. The Borrower will at all times maintain a Tangible Net Worth in an amount not less than fifty percent (50%) of the Borrowers minimum Net Worth required for the same period pursuant to Section 10.1

                                   ARTICLE XI

                                     Default

            Section XI.1 Events of Default. Each of the following shall be deemed an Event of Default:

                        (a) The Borrower shall fail to pay (i) within one (1)
            Business Day of the date due any principal payable under any Loan Document or any part thereof; (ii) within one (1) Business Day of the date due any interest or fees payable under the Loan Documents or any


CREDIT AGREEMENT - PAGE 52
            part thereof; and (iii) within three (3) Business Days of the date due of any other Obligation or any part thereof.

                        (b) Any representation, warranty or certification made
            or deemed made by the Borrower or any Significant Subsidiary (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                        (c) The Borrower shall fail to perform, observe, or
            comply with any covenant, agreement, or term contained in Section
            8.1 and Articles 9 and 10 of this Agreement. Any Significant Subsidiary shall fail to perform, observe or comply with any covenant, agreement or term contained in paragraph 8 of the Guaranty to which it is a party.

                        (d) The Borrower or any Significant Subsidiary shall
            fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 11.1 (c)) and such failure shall continue for a period of fifteen (15) Business Days after the earlier of (i) the date the Agent or any Lender provides the Borrower with notice thereof or
            (ii) the date the Borrower should have notice thereof or (iii) the date the Borrower should have notified the Agent thereof in accordance with Subsection 8.1(f), notice thereof.

                        (e) The Borrower or any Significant Subsidiary shall (i)
            apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the Bankruptcy
            Code), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to Bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                        (f) A proceeding or case shall be commenced, without the
            application, approval or consent of the Borrower or any Significant Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty


CREDIT AGREEMENT - PAGE 53

            (60) or more days; or an order for relief against the Borrower or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

                        (g) The Borrower or any Subsidiary shall fail to
            discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Million Dollars ($1,000,000) against any of its assets or properties.

                        (h) A final judgment or judgments for the payment of
            money in excess of One Million Dollars ($1,000,000) in the aggregate shall be rendered by a court or courts against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge) (or not be covered by a solvent and reputable insurance company reasonably acceptable to the Agent), or a stay of execution thereof shall not be procured, within thirty
            (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                        (i) The Borrower or any Subsidiary shall fail to pay
            when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of One Million Dollars ($1,000,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                        (j) This Agreement, any Guaranty or any Note shall cease
            to be in full force and effect (other than, with respect to a Guaranty, as a result of a permitted dissolution pursuant to Section 9.3) or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, or the Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents.

                        (k) Any of the following events shall occur or exist
            with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
            Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or


CREDIT AGREEMENT - PAGE 54
            conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

                        (l) Any Person or group of related Persons for purposes
            of Section 13(d) of the Exchange Act acquires beneficial ownership (within the meaning of Section 13(d) under the Exchange Act) in excess of thirty-three percent (33%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower.

            Section XI.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

                        (a) Acceleration. By notice to the Borrower, declare all
            outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                        (b) Termination of Commitments. Terminate the
            Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower.

                        (c) Judgment. Reduce any claim to judgment.

                        (d) Foreclosure. Foreclose or otherwise enforce any Lien
            granted to the Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                        (e) Rights. Exercise any and all rights and remedies
            afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 11.1(e) or (f), the Commitments of all of the Lenders shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

            Section XI.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Lenders, pledge to the Agent as security


CREDIT AGREEMENT - PAGE 55
for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

            Section XI.4 Performance by the Agent. If the Borrower or any Significant Subsidiary shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any Significant Subsidiary under any Loan Document.

            Section XI.5 Right of Set-off; Adjustments.

                        Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Notwithstanding anything to the contrary contained in this Section 11.5, each Lender agrees that if it shall set off or apply any deposits in a Fiduciary Account maintained by such Lender it will do so only to the extent such deposits are for the Borrower's or any Subsidiary's own account, and such Lender shall not freeze such Fiduciary Account during the exercise of such Lender's rights hereunder. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                        If any Lender (a benefitted Lender) shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall


CREDIT AGREEMENT - PAGE 56
be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.5 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

                                   ARTICLE XII

                                    The Agent

            Section XII.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and
(e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

            Section XII.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.7 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding


CREDIT AGREEMENT - PAGE 57
on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

            Section XII.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a Notice of Default. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

            Section XII.4 Rights as Lender. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term Lender or Lenders shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            Section XII.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 13.1 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document (including any of the foregoing arising from the negligence of the Agent); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.1, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.


CREDIT AGREEMENT - PAGE 58

            Section XII.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

            Section XII.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, and if no Default has occurred and is continuing, such successor Agent shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial Lender organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            Section XII.8 Several Commitments. The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

            Section XII.9 Agent Fee. The Borrower agrees to pay to the Agent on the Closing Date and each anniversary of the Closing Date the administrative fee described in that certain fee letter dated August 14, 1998, among the Borrower, NationsBank and NationsBanc Montgomery Securities LLC.

                                  ARTICLE XIII

                                  Miscellaneous

            Section XIII.1 Expenses; Indemnification.


CREDIT AGREEMENT - PAGE 59

                        (a) The Borrower agrees to pay on demand all costs and
            expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

                        (b) THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS
            THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISORS (EACH, AN INDEMNIFIED PARTY) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS
            SECTION 13.1 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.


CREDIT AGREEMENT - PAGE 60

                        (c) Without prejudice to the survival of any other
            agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.1 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

            Section XIII.2 Limitation of Liability. None of the Agent, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents, to which it is a party each Significant Subsidiary, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower or any Significant Subsidiary in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

            Section XIII.3 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Lender shall have the right to act exclusively in the interest of the Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

            Section XIII.4 No Fiduciary Relationship. The relationship between the Borrower and the Significant Subsidiaries on the one hand and the Agent and each Lender on the other is solely that of debtor and creditor, and neither the Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any Significant Subsidiaries, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Significant Subsidiaries on the one hand and the Agent and each Lender on the other and any Lender to be other than that of debtor and creditor.

            Section XIII.5 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Significant Subsidiary fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            Section XIII.6 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

            Section XIII.7 Assignments and Participations.


CREDIT AGREEMENT - PAGE 61

                        (a) Each Lender may assign to one or more Eligible
            Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that

                                    (i) each such assignment shall be to an
                        Eligible Assignee;

                                    (ii) except in the case of an assignment to
                        another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $2,500,000 in excess thereof;

                                    (iii) each such assignment by a Lender shall
                        be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                                    (iv) the parties to such assignment shall
                        execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

                        (b) The Agent shall maintain at its address below its
            signature hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                        (c) Upon its receipt of an Assignment and Acceptance
            executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.


CREDIT AGREEMENT - PAGE 62

                        (d) Each Lender may sell participations to one or more
            Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lenders obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 5 and the right of set-off contained in Section 11.5, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lenders rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, extending its Commitment or releasing any Significant Subsidiary from the Guaranty).

                        (e) Notwithstanding any other provision set forth in
            this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Lender as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

                        (f) Any Lender may furnish any information concerning
            the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 13.21 hereof.

            Section XIII.8 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 5 and Sections 13. 1 and 13.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

            Section XIII.9 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.


CREDIT AGREEMENT - PAGE 63

            Section XIII.10 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article 12 or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Commitment of any Lender hereunder (except as agreed to by such Lender pursuant to the provisions of Section 2.6), (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) release any Significant Subsidiary from its obligations under its Guaranty.

            Section XIII.11 Maximum Interest Rate.

                        (a) No interest rate specified in any Loan Document
            shall at any time exceed the Maximum Rate. If at any time the interest rate (the Contract Rate) for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                        (b) No provision of any Loan Document shall require the
            payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

            Section XIII.12 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Significant Subsidiary is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the


CREDIT AGREEMENT - PAGE 64
intended recipient at the Address for Notices specified below its name on the signature pages hereof and, if to a Significant Subsidiary, at the address for notices for Borrower; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.7 or 4.3 shall not be effective until received by the Agent.

            Section XIII.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

            Section XIII.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            Section XIII.15 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

            Section XIII.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

            Section XIII.17 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (formerly Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15)) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

            Section XIII.18 Construction. The Borrower, each Significant Subsidiary (by its execution of the Loan Documents to which it is a party), the Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

            Section XIII.19 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

            Section XIII.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY


CREDIT AGREEMENT - PAGE 65

IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

            Section XIII.21 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or subject to provisions substantially similar to those contained in this Section, any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein so long as such Person is subject to provisions substantially similar to those contained in this Section, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

                  [Remainder of page intentionally left blank]


CREDIT AGREEMENT - PAGE 66

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:

                                       E.W. BLANCH HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                       Address for Notices:

                                       500 N. Akard, Suite 4500
                                       Dallas, Texas 75201
                                       Fax No.: (214) 756-7119
                                       Telephone No.: (214) 756-7102
                                       Attention: Ian D. Packer

                                       3500 West 80th Street
                                       Minneapolis, Minnesota 55431
                                       Fax No.:(612) 896-4646
                                       Telephone No.: (612) 844-9764
                                       Attention: Donna J. Hager


CREDIT AGREEMENT

                                       AGENT AND LENDER:

Commitment:                            NATIONSBANK, N.A.,
      $40,000,000                      individually as a Lender and as the Agent


Swingline Commitment:                  By:
      $10,000,000                         -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       Address for Notices:

                                       901 Main Street
                                       Dallas, Texas 75202
                                       Fax No.: (214) 508-0604
                                       Telephone No.:(214) 508-0611
                                       Attention: Keith Thompson

                                       Lending Office for Base Rate
                                       Loans and Eurodollar Loans:

                                       901 Main Street
                                       Dallas, Texas 75202


CREDIT AGREEMENT

                                       OTHER LENDERS:

                                       NORWEST BANK MINNESOTA, N.A.


Commitment:                            By:
      $25,000,000                         -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       Address for Notices:

                                       Sixth and Marquette
                                       Minneapolis, Minnesota 55479-0105
                                       Fax No.: (612) 667-7251
                                       Telephone No.:(612) 667-7059
                                       Attention: D.E. Jackson

                                       Lending Office for Base Rate
                                       Loans and Eurodollar Loans:

                                       Sixth and Marquette
                                       Minneapolis, Minnesota 55479-0105


CREDIT AGREEMENT

                                       THE FIRST NATIONAL BANK OF CHICAGO


Commitment:                            By:
      $15,000,000                         -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       Address for Notices:

                                       1717 Main, 4th Floor
                                       Dallas, Texas 75201
                                       Fax No.: (214) 290-2309
                                       Telephone No.: (214) 290-2077
                                       Attention: Timothy. J. Stambaugh

                                       Lending Office for Base Rate
                                       Loans and Eurodollar Loans:

                                       One First National Plaza, Suite 0085
                                       Chicago, Illinois 60670
                                       Attention: Lillian Arroyo


CREDIT AGREEMENT

                                       FLEET NATIONAL BANK


Commitment:                            By:
      $20,000,000                         -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       Address for Notices:

                                       777 Main Street, Mail Stop CTMO 0250
                                       Hartford, Connecticut 06115
                                       Fax No.: (860) 986-1264
                                       Telephone No.: (860) 986-3127
                                       Attention: Elizabeth Shelley

                                       Lending Office for Base Rate
                                       Loans and Eurodollar Loans:

                                       777 Main Street, Mail Stop CTMO 0250
                                       Hartford, Connecticut 06115
                                       Fax No.: (860) 986-1094
                                       Telephone No.: (860) 986-4616
                                       Attention: Icy Mounds


CREDIT AGREEMENT